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                                 EXHIBIT 99.1

                          NOTICE TO HOLDERS PUBLISHED
                             ON DECEMBER 11, 1998
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                          NOTICE OF CHANGE OF CONTROL

          TO THE HOLDERS OF 4 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
              DUE 2006 OF TELE-COMMUNICATIONS INTERNATIONAL, INC.

     NOTICE IS HEREBY GIVEN to all holders of 4 1/2% Convertible Subordinated Debentures due 2006 (the "Debentures") of Tele-Communications International, Inc. ("TINTA") pursuant to Section 4.02 of the Indenture, dated as of February 7, 1996 (the "Original Indenture"), as amended and supplemented by a First Supplemental Indenture (the "Supplemental Indenture"), dated as of November 19, 1998 (as so amended and supplemented, the "Indenture"), between TINTA and The Bank of New York, as trustee (the "Trustee"), as follows:

     On November 19, 1998, pursuant to an Agreement and Plan of Merger, dated as of August 24, 1998, by and among Tele-Communications, Inc. ("TCI"), TINTA and Liberty Group Acquisition Co., a wholly-owned subsidiary of TCI ("Merger Sub"), Merger Sub was merged with and into TINTA (the "Merger"). As a result of the Merger, TINTA became a wholly-owned subsidiary of TCI and each outstanding share of TINTA's Series A Common Stock, $1.00 par value per share (the "TINTA Series A Stock"), not already beneficially owned by TCI was converted into the right to receive .58 of a share of Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share (the "LMG Series A Stock").

     The consummation of the Merger constituted a "Change of Control" under
Section 4.02 of the Indenture. As a result, under the Indenture, each holder of Debentures has the right (the "Change of Control Right"), until 5:00 p.m., Eastern time, on January 12, 1999 (the "Change of Control Purchase Date"), to require TINTA to purchase such holder's Debentures in whole or in part in integral multiples of $1,000 at a purchase price (the "Change of Control Purchase Price") payable in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to the Change of Control Purchase Date. The Change of Control Purchase Price per $1,000 principal amount of Debentures will be $1,018.375 (including accrued and unpaid interest of $18.375). As of the date of this Notice, there are neither holders of Senior Debt (as defined in the Indenture) nor the existence of an Event of Default (as defined in the Indenture) which would prevent payment of the Change of Control Purchase Price. All Debentures, or portions thereof, validly tendered and not withdrawn will be accepted for payment on, and will cease to accrue interest after, the Change of Control Purchase Date. The Change of Control Purchase Price shall be paid to all holders who validly tender and do not withdraw their Debentures promptly following the later of (x) January 12, 1999 and (y) the time of delivery of their Debentures to the Paying Agent pursuant to the procedures described below. Any Debentures, or portions thereof, not tendered or accepted for payment will continue to accrue interest. Holders who choose to tender less than all of their Debentures should deliver with their Debentures a written and executed statement providing the identification numbers and principal amounts of the particular Debentures to be purchased. Holders whose Debentures are purchased only in part will be issued Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered.

     Holders electing to have Debentures purchased pursuant to the Change of Control Right must complete and deliver to the Paying Agent a completed change of control purchase notice, a form of which is being sent to the holders and which may be obtained from the Paying Agent at the address set forth below (the "Change of Control Purchase Form"), or draft a written notice that contains the same information as that indicated on the Change of Control Purchase Form. The Change of Control Purchase Form and such written notice of purchase are herein collectively referred to as the "Change of Control Purchase Notice". The completed Change of Control Purchase Notice must include the signature of the holder of record of such Debentures and must be delivered to the Paying Agent at the address specified below prior to 5:00 p.m., Eastern time, on January 12, 1999. In addition, the Debentures being purchased must be surrendered to the Paying Agent to collect payment. The Debentures being purchased may be delivered prior to, on or after January 12, 1999; however, the Change of Control Purchase Price will only be paid if the Debentures so delivered to the Paying Agent conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice and such notice has been received by the Paying Agent prior to 5:00 p.m., Eastern Time, on January 12, 1999.

     A Change of Control Purchase Notice may be withdrawn in whole or in a portion thereof that is $1,000 or an integral multiple thereof at any time prior to 5:00 p.m., Eastern time, on January 12, 1999 by delivery to the Paying Agent of a completed withdrawal notice, a form of which is being sent to the holders and which may be obtained from the Paying Agent at the address set forth below (the "Withdrawal Notice Form"), or a written notice of withdrawal that contains the same information as indicated on the Withdrawal Notice Form. The Withdrawal Notice Form and such written notice of withdrawal are herein collectively referred to as the "Withdrawal Notice".

     Prior to the Merger, the Debentures were convertible at the option of the holder into shares of TINTA Series A Stock at a conversion price of $27.30 per share. In accordance with the terms of the Original Indenture, upon consummation of the Merger, TINTA and the Trustee entered into the Supplemental Indenture in order to provide that a holder of Debentures may convert them into the amount of LMG Series A Stock which such holder would have owned immediately after the Merger if he had converted the Debentures into shares of TINTA Series A Stock immediately before November 19, 1998 (the "Effective Time"). The Supplemental Indenture also amends certain other provisions of the Original Indenture in order to provide for adjustments to the conversion price after the Effective Time which are as nearly equivalent as practicable to the adjustments provided for in the Original Indenture. As a result of the Merger, the Indenture currently provides that a holder of Debentures may, at any time prior to maturity, convert the principal amount of such Debentures (or any portion thereof equal to $1,000 or any integral multiple of $1,000) into shares of LMG Series A Stock at a conversion price of $47.07 per share. The Debentures are no longer convertible into TINTA Series A Stock. Holders wishing to convert Debentures must comply with paragraph 7 of the Debentures. If the Debentures are called for redemption, a holder may convert all or a portion of the Debentures at any time before the close of business on the business day next preceding the day fixed for redemption. The Conversion Agent for the Debentures is the Paying Agent. A Debenture in respect of which a Change of Control Purchase Notice has been delivered may be converted only if such notice is timely withdrawn as described in the preceding paragraph. On conversion, no adjustment for interest or dividends will be made. A holder entitled to a fractional share of LMG Series A Stock upon conversion shall receive cash equal to the then current market value of such fractional share.

THE PAYING AGENT FOR THE CHANGE OF CONTROL RIGHT IS THE BANK OF NEW YORK. DEBENTURES, CHANGE OF CONTROL PURCHASE NOTICES AND WITHDRAWAL NOTICES MAY BE DELIVERED TO THE PAYING AGENT BY MAIL, HAND OR OVERNIGHT COURIER AT THE FOLLOWING ADDRESS:

                              The Bank of New York
                           Corporate Trust Operations
                          101 Barclay Street, Floor 7E
                            New York, New York 10286
                          Attention: Tolutope Adeyoju
                           Telephone: (212) 815-2824